 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2023

StHealth Capital Investment Corporation

(Exact name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	814-01137 (Commission File Number)	47-1709055 (IRS Employer Identification No.)
5050 Quorum Drive, Suite 700 #9629 Dallas, TX 75254

Registrant’s telephone number, including area code: (212) 671-0078

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	N/A	Not registered on any exchange at this time
Preferred Stock, par value $0.001 per share	N/A	Not registered on any exchange at this time

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement

By resolution on October 11, 2022, the Board determined to recommend to the Fund’s shareholders that the Fund be liquidated. To that end, the Fund’s management is taking necessary steps to enable the Board to procure a shareholder vote on the proposed liquidation. The disinterested directors of the Board believe that the services of the Advisor are no longer needed because of the anticipated liquidation and the fact the Fund’s assets will not be further invested pending the shareholder vote on the liquidation proposal. By resolution on May 13, 2023, the disinterested Directors of the Board terminated the Advisory Agreement.

Forward-Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements, including statements with regard to the future performance and operation of the Company. Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings the Company makes with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward- looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 13, 2023

StHealth Capital Investment Corporation

By:

/s/ Glenn Metts

Name: Glenn Metts

Title: Chief Executive Officer